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                                                                      EXHIBIT 21




                         SUBSIDIARIES OF THE REGISTRANT




PARENT
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Kentucky National Bancorp, Inc.


                                       STATE OR OTHER
                                       JURISDICTION OF           PERCENTAGE
SUBSIDIARIES                           INCORPORATION             OWNERSHIP
------------                           ---------------           ----------
Kentucky National Bank                  United States              100%